SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 24, 2009
(Date of earliest event reported)
HARRINGTON WEST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50066	48-1175170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
610 Alamo Pintado Road, Solvang, California	93463
(Address of principal executive offices)	(Zip Code)
(805) 688-6644
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

SIGNATURE

EXHIBIT 99.1

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on October 27, 2009, the Company received a letter from NASDAQ informing it that it was not in compliance with the continued listing requirement in NASDAQ Rule 5450(b)(1)(C) because of the Company’s failure to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $5,000,000 in accordance with such rule.

Since receiving the letter from NASDAQ, the Company has considered the likelihood of its ability to regain compliance with the MVPHS minimum, other continued listing requirements of the NASDAQ Global Market, the relatively few number of shareholders of Company common stock, and the continuing burden and expense of filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  The Company finds it highly unlikely that it will be able to regain compliance with the MVPHS minimum within the 90 day grace period, which ends January 25, 2010.  Given the likelihood that the Company will face delisting in January because of its failure to meet the MVPHS requirement and other factors considered by the Board of Directors, the Company determined that a voluntary withdrawal from listing on the NASDAQ Global Market was in the best interests of the company and its shareholders.  On November 24, 2009, the Company gave notice to NASDAQ of its decision to withdraw shares of its common stock from listing on the Global Market.

In accordance with Rule 12d2-2 of the Exchange Act and NASDAQ Rules, the Company issued a press release announcing its decision to withdraw its shares of common stock from listing on the NASDAQ Global Market.  A copy of that press release is attached to this 8-K as Exhibit 99.1.  Also in accordance with Rule 12d2-2 and NASDAQ rules, the press release is posted on the Company’s website: www.hwfg.com.

Given the withdrawal from listing, the Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) on December 4, 2009, which is ten days after delivery of the notice to delist to NASDAQ.  In addition, the Company intends to take the steps necessary to have shares of its common stock quoted on the Over The Counter Bulletin Board under the HWFG symbol following the last day of trading on the NASDAQ Global Market.

Item 8.01       Other Events.

On November 24, 2009, the Company announced that it intends to take steps necessary to effect the cessation of its Exchange Act reporting obligations. The Company is eligible to terminate its reporting obligations because there are fewer than 300 holders of record of its common stock. Upon completion of the necessary steps, including the filing of the Form 25 referred to in Item 3.01, above, and a Form 15, the Company’s obligations to file certain reports and forms with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be suspended. Following the filing of the Form 25 on December 4, 2009, the Company intends to file the Form 15 as soon as reasonably practicable, subject to satisfaction of certain regulatory requirements.

The Company intends to cease its Exchange Act reporting obligations because the Company believes the incremental cost of compliance with the provisions of the Sarbanes-Oxley Act of 2002 and other public company reporting requirements outweighs any discernable benefit to the Company or its shareholders from continued registration, and that continuing to incur such costs is not in the best interests of the Company or its shareholders. Factors influencing the Company’s decision to cease Exchange Act reporting obligations include the following:

  the ever increasing accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the SEC relative to the Company’s earnings;
  the amount of time senior management is required to devote to matters related to the Company’s public reporting obligations, compared to time concentrating on the Company’s business; and
  the already limited trading volume and liquidity in the common stock.

Upon the effectiveness of the Form 25 and subsequent Form 15, the Company will no longer be a SEC reporting company. The Company anticipates that its common stock will continue to be quoted on the Over The Counter Bulletin Board, but the Company can make no assurance that any broker will continue to make a market in the common stock.

Item 9.01        Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit 99.1 Press Release dated November 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARRINGTON WEST FINANCIAL GROUP, INC.

		By:	/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Date:	November 25, 2009